                                                     Exhibit (12)
                                                     Commonwealth Edison Company
                                                     Form 10-Q  File No. 1-1839



       Commonwealth Edison Company and Subsidiary Companies Consolidated
       -----------------------------------------------------------------

              Computation of Ratios of Earnings to Fixed Charges
                  and Ratios of Earnings to Fixed Charges and
             Preferred and Preference Stock Dividend Requirements
             ----------------------------------------------------

                            (Thousands of Dollars)

                                                                                                      Twelve Months Ended
                                                                                                --------------------------------
Line                                                                                            September 30,       December 31,
 No.                                                                                               1998                 1997
----                                                                                            -----------       -------------
 1      Net income (loss) before extraordinary item and cumulative effect of
 2        change in accounting principle                                                         $ (65,071)         $(160,138)
                                                                                                 ---------          ---------
 3      Net provisions for income taxes and investment tax credits deferred
 4        charged to-
 5          Operations                                                                           $ 327,975          $ 307,276
 6          Other income                                                                          (405,764)          (405,819)
                                                                                                 ---------          ---------
 7                                                                                               $ (77,789)         $ (98,543)
                                                                                                 ---------          ---------
 8      Fixed charges-
 9        Interest on debt                                                                       $ 457,065          $ 487,749
10        Estimated interest component of nuclear fuel and
            other lease payments, rentals and other interest                                        75,707             70,468
12        Amortization of debt discount, premium and expense                                        12,789             21,951
13        Company-obligated mandatorily redeemable preferred securities
14          dividend requirements of subsidiary trusts holding solely the
15          Company's subordinated debt securities                                                  29,710             28,860
                                                                                                 ---------          ---------
16                                                                                               $ 575,271          $ 609,028
                                                                                                 ---------          ---------
17      Preferred and preference stock dividend requirements-
18        Provisions for preferred and preference stock dividends                                $  57,635          $  60,486
19        Taxes on income required to meet provisions for
20          preferred and preference stock dividends                                                37,744             39,623
                                                                                                 ---------          ---------
21                                                                                               $  95,379          $ 100,109
                                                                                                 ---------          ---------
22      Fixed charges and preferred and preference stock
23        dividend requirements                                                                  $ 670,650          $ 709,137
                                                                                                 ---------          ---------
24      Earned for fixed charges and preferred and preference stock
25        dividend requirements                                                                  $ 432,411          $ 350,347
                                                                                                 ---------          ---------
26      Ratios of earnings to fixed charges (line 25 divided by line 16)                              0.75               0.58
                                                                                                      ====               ====
27      Ratios of earnings to fixed charges and preferred and preference
28        stock dividend requirements (line 25 divided by line 25 divided by line 23)                 0.64               0.49
                                                                                                      ====               ====